SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                               FORM 8-K/A

                            (AMENDMENT NO. 1)

                             CURRENT REPORT


            Pursuant to Section 13 or Section 15(d) of the
                    Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):  December 8, 1997




                       ICN PHARMACEUTICALS, INC.
        (Exact name of registrant as specified in its charter)




       Delaware                      1-11397                        33-0628076
   (State or other           (Commission File Number)            (IRS Employer
   jurisdiction of                                      Identification Number)
    Incorporation)




3300 Hyland Avenue, Costa Mesa, California                92626
 (Address of principal executive offices)               (Zip code)


Registrant's telephone number, including area code:  (714) 545-0100


                          Not Applicable
      (Former name or address, if changed since last report)

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

          (a) In August 1997, ICN Puerto Rico, Inc. (the "Subsidiary") acquired the worldwide rights (except India) to seven products: Alloferin, Ancotil, Glutril, Limbitrol, Mestinon, Prostigmin and Protamin from F. Hoffmann-La Roche Ltd. ("Roche"). The Subsidiary also obtained worldwide rights outside of the United States and India to Efudix and Librium. Registrant received the product rights in exchange for $90,000,000 payable in a combination of 1,600,000 shares of Registrant's common stock valued at $40,000,000 and 2,000 shares of a new issue of Registrant's convertible preferred stock valued at $50,000,000. Each share of the Registrant's convertible preferred stock was convertible into 1,000 shares of common stock at a conversion price equivalent to $25 per share. The Registrant guaranteed Roche a price initially at $25.75 per share of common stock, increasing at a rate of 6% per annum for three years, with the Registrant being entitled to any proceeds realized by Roche from the sale of these shares during the guarantee period in excess of the guaranteed price. Also in August 1997, the Subsidiary purchased Roche's Humacao, Puerto Rico manufacturing plant (the "Humacao, Puerto Rico Plant"), which meets current U.S. Food and Drug Administration Good Manufacturing Practices for various products, including: Aleve, Naprosyn, EC Naprosyn, Anaprox and Cytovene, for $55,000,000 in cash (the source of which was working capital and the proceeds of a debt offering in August 1997). Simultaneously, Roche leased the Humacao, Puerto Rico Plant from the Registrant for two years at $4,000,000 per annum. On December 5, 1997, the Registrant acquired the worldwide rights to Levo-Dromoran and Tensilon from subsidiaries of Roche, and pursuant to an option granted by Roche to the Registrant in connection with the August 1997 transaction, the Registrant obtained the U.S. rights to Efudix and Librium for a total aggregate purchase price of approximately $89,000,000, which was paid utilizing the price appreciation in the common stock (including those shares of common stock issued on conversion of the convertible preferred stock) issued to Roche in August 1997.

               The description of the acquisitions is a summary and as such is not intended to be complete and is subject to and qualified by reference to the agreements relating to the acquisitions, which are incorporated by reference herein. Also incorporated by reference, and attached hereto as an exhibit, is a press release issued by the Registrant on December 8, 1997 concerning the Registrant's acquisition of certain products from Roche.

               Included in Item 7 of this report are historical financial statements relating to the acquired products. The acquisition of the Plant assets did not constitute the acquisition of a "business" as defined by Regulation S-X promulgated by the Securities and Exchange Commission and, consequently, historical financial statements of the Plant are not required to be included herein.

          (b) Roche marketed the pharmaceutical products internationally and used the Humacao, Puerto Rico Plant for the manufacture and distribution of pharmaceutical products. Registrant intends to use the assets for the same purposes.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

         (a)  Financial statements of business acquired.

               Special-Purpose Financial Statement of F. Hoffmann-La Roche Ltd., Hoffmann-La Roche Inc., and Roche Products Inc.

                    Report of Independent Accountants

                    Statement of Net Sales and Direct Expenses for the year ended December 31, 1996

                    Notes to the Unaudited Statement of Net Sales and Direct Expenses

               Unaudited  Interim  Special-Purpose  Financial  Statements  of F.
               Hoffmann-La  Roche  Ltd.,   Hoffmann-La  Roche  Inc.,  and  Roche
               Products Inc.

                    Unaudited Interim Statement of Net Sales and Direct Expenses for the six months ended June 30, 1997

                    Notes to the Unaudited Statement of Net Sales and Direct Expenses

               Unaudited  Interim   Special-Purpose   Financial   Statements  of
               Hoffmann-La Roche Inc. and Roche Products Inc.

                    Unaudited Interim Statement of Net Sales and Direct Expenses for the three months ended September 30, 1997

                    Notes to the Unaudited Statement of Net Sales and Direct Expenses

         (b)  Pro forma financial information.

               Unaudited Pro Forma Combined Condensed Balance Sheet as of September 30, 1997

               Unaudited Pro Forma Combined Condensed Statements of Income for the nine months ended September 30, 1997.

               Unaudited Pro Forma Combined Condensed Statements of Income for the year ended December 31, 1996.

               Notes  to  Unaudited  Pro  Forma  Combined  Condensed   Financial
               Statements.

      (c)   Exhibits.

          2.1 Asset Purchase Agreement between F. Hoffmann - La Roche Ltd., ICN Puerto Rico Inc. and ICN Pharmaceuticals, Inc., dated June 20, 1997, as amended by the Amendment Agreement dated August 7, 1997, previously filed as
               Exhibit 10.1 to Registration Statement No. 333-35241 on Form S-3, which is incorporated herein by reference, as amended by the Second Amendment Agreement between F. Hoffmann - La Roche Ltd., ICN Puerto Rico, Inc., and ICN Pharmaceuticals, Inc.

          2.2 Form of Asset Purchase Agreement by and between Hoffmann - La Roche Inc., a New Jersey corporation, and ICN Pharmaceuticals, Inc., a Delaware corporation, dated as of October 30, 1997, previously filed as
               Exhibit 10.1 to Quarterly Report on Form 10-Q for the three months ended September 30, 1997, dated November 14, 1997, which is incorporated herein by reference.

          2.3 Form of Asset Purchase Agreement by and between Roche Products Inc., a Panamanian corporation, and ICN Pharmaceuticals, Inc., a Delaware corporation, dated as of October 30, 1997, previously filed as Exhibit 10.2 to Quarterly Report on Form 10-Q for the three months ended September 30, 1997, dated November 14, 1997, which is incorporated herein by reference.

          2.4 Form of Asset Purchase Agreement by and between Syntex (F.P.) Inc., a Delaware corporation, Syntex (U.S.A.) Inc., a Delaware corporation, ICN Puerto Rico, Inc., a Puerto Rico corporation, and ICN Pharmaceuticals, Inc., a Delaware corporation, dated as of June 13, 1997, previously filed as Exhibit 10.3 to Quarterly Report on Form 10-Q for the three months ended September 30, 1997, dated November 14, 1997, which is incorporated herein by reference.

          23.1 Consent of Price Waterhouse LLP.

          99.  Press Release dated December 8, 1997, previously filed.


                             EXHIBIT INDEX


2.1 Asset Purchase Agreement between F. Hoffmann - La Roche Ltd., ICN Puerto Rico Inc. and ICN Pharmaceuticals, Inc., as amended by the Amendment
     Agreement dated August 7, 1997, previously filed as Exhibit 10.1 to Registration Statement No. 333-35241 on Form S-3, which is incorporated herein by reference, as amended by the Second Amendment Agreement between
     F. Hoffmann - La Roche Ltd., ICN Puerto Rico, Inc., and ICN Pharmaceuticals, Inc.

2.2 Form of Asset Purchase Agreement by and between Hoffmann - La Roche Inc., a New Jersey corporation, and ICN Pharmaceuticals, Inc., a Delaware corporation, dated as of October 30, 1997, previously filed as Exhibit 10.1 to Quarterly Report on Form 10-Q for the three months ended September 30, 1997, dated November 14, 1997, which is incorporated herein by reference.

2.3 Form of Asset Purchase Agreement by and between Roche Products Inc., a Panamanian corporation, and ICN Pharmaceuticals, Inc., a Delaware corporation, dated as of October 30, 1997, previously filed as Exhibit 10.2 to Quarterly Report on Form 10-Q for the three months ended September 30, 1997, dated November 14, 1997, which is incorporated herein by reference.

2.4 Form of Asset Purchase Agreement by and between Syntex (F.P.) Inc., a Delaware corporation, Syntex (U.S.A.) Inc., a Delaware corporation, ICN Puerto Rico, Inc., a Puerto Rico corporation, and ICN Pharmaceuticals, Inc., a Delaware corporation, dated as of June 13, 1997, previously filed as Exhibit 10.3 to Quarterly Report on Form 10-Q for the three months ended September 30, 1997, dated November 14, 1997, which is incorporated herein by reference.

23.1 Consent of Price Waterhouse LLP.

99.  Press Release dated December 8, 1997, previously filed.

                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                               ICN PHARMACEUTICALS, INC.



Date:  February 17, 1998       By:    /s/ John E. Giordani
                                    ----------------------------------------
                                    John E. Giordani
                                    Executive Vice President
                                    and Chief Financial Officer

F. HOFFMANN-LA ROCHE LTD,
HOFFMANN-LA ROCHE INC., AND
ROCHE PRODUCTS INC.


SPECIAL-PURPOSE FINANCIAL STATEMENT
DECEMBER 31, 1996

F. HOFFMANN-LA ROCHE LTD, HOFFMANN-LA ROCHE INC., AND ROCHE PRODUCTS INC.

INDEX TO SPECIAL-PURPOSE FINANCIAL STATEMENT
--------------------------------------------------------------------------------

                                                                           Page
                                                                           ----

Report of Independent Accountants                                            1

Statement of Net Sales and Direct Expenses                                   2

Notes to Special-Purpose Financial Statement                               3-4

                       REPORT OF INDEPENDENT ACCOUNTANTS



TO THE BOARDS OF DIRECTORS OF
F. HOFFMANN-LA ROCHE LTD,
HOFFMANN-LA ROCHE INC., AND
ROCHE PRODUCTS INC.

We have audited the accompanying special-purpose statement of net sales and direct expenses for the year ended December 31, 1996 (the financial statement), of certain Products (the Products), as described in Note 1, of F. Hoffmann-La
Roche Ltd, Hoffmann-La Roche Inc., and Roche Products Inc. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of net sales and direct expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission to reflect the net sales and direct expenses attributable to the Products described in Note 1 and are not intended to be a complete presentation of the Products' expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the net sales and direct expenses of the Products as described in Note 1, for the year ended December 31, 1996 in conformity with generally accepted accounting principles in the United States.


/s/ PRICE WATERHOUSE LLP


Price Waterhouse LLP
Morristown, New Jersey
February 13, 1998

F. HOFFMANN-LA ROCHE LTD, HOFFMANN-LA ROCHE INC., AND ROCHE PRODUCTS INC.

STATEMENT OF NET SALES AND DIRECT EXPENSES
(in thousands)
-------------------------------------------------------------------------------




                                                             FOR THE YEAR ENDED
                                                              DECEMBER 31, 1996
                                                              -----------------

Net sales                                                       $    89,941
Cost of goods sold                                                   26,088
                                                                -----------
   Gross profit                                                      63,853

Direct expenses                                                       3,598

                                                                -----------

   Product contribution                                         $    60,255
                                                                ===========




     The accompanying notes are an integral part of this special-purpose financial statement.

F. HOFFMANN-LA ROCHE LTD, HOFFMANN-LA ROCHE INC., AND ROCHE PRODUCTS INC.

NOTES TO THE STATEMENT OF NET SALES AND DIRECT EXPENSES
(in thousands)
-------------------------------------------------------------------------------



1.   BASIS OF PRESENTATION

     F. Hoffmann-La Roche Ltd, Hoffmann-La Roche Inc., and Roche Products Inc. (collectively Roche) sold certain assets (the Assets) and the rights to manufacture and market certain products (the Products) pursuant to Asset Purchase Agreements (the Agreements).

     The Products are sold through wholesalers which in turn distribute to pharmacies, hospitals, physicians, retailers, and other healthcare institutions throughout the United States, Europe, Latin America, and Asia.

     The Assets, as more specifically described in the Agreements, include primarily trademarks, registrations, inventories, manufacturing technology and know-how exclusively used for and dedicated to the Products. The Assets, other than the related inventories, had no net book value as of December 31, 1996. The Products include:

                 Librium                            Glutril
                 Efudex                           Limbitrol
                 Tensilon                          Mestinon
                 Levo-Dromoran                   Prostigmin
                 Alloferin                        Protamine
                 Ancotil

     The accompanying special-purpose financial statement presents only the net sales, costs of goods sold, and other direct expenses (the Product contribution) of the Products for the year ended December 31, 1996. This statement includes all adjustments necessary for a fair presentation of the Product contribution for the year ended December 31, 1996. This financial statement has been prepared in accordance with Roche accounting policies and is in accordance with generally accepted accounting principles in the United States. However, this financial statement does not purport to represent all the costs and expenses associated with a stand alone separate company, or the costs which may be incurred by an unaffiliated company to achieve similar results.

     Net sales includes an allowance for sales returns. Cost of goods sold includes the corresponding direct production costs and related production overhead of goods manufactured.

     After considering the relative maturity of the Products in their life cycle, the variability of expenses in different geographic regions, and other individual product characteristics, management has estimated that direct operating expenses, primarily distribution related, approximate 4% of net sales for the year ended December 31, 1996. Roche did not incur any significant operating expenses during the year ended December 31, 1996 attributable to the marketing, promotion, advertisement, or development of the Products.

F. HOFFMANN-LA ROCHE LTD, HOFFMANN-LA ROCHE INC., AND ROCHE PRODUCTS INC.

NOTES TO THE STATEMENT OF NET SALES AND DIRECT EXPENSES
(in thousands)
-------------------------------------------------------------------------------


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     USE OF ESTIMATES

     In conformity with generally accepted accounting principles, management has used estimates and assumptions that affect the reported amounts of net sales and direct expenses and the disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

     REVENUE RECOGNITION

     Sales are recognized upon shipment of products to customers.

     FOREIGN CURRENCY VALUATION

     Sales, cost of goods sold, and direct expenses are translated at the average rates of exchange for the year ended December 31, 1996.

3.   COMMITMENTS AND CONTINGENCIES

     Various lawsuits, claims and proceedings of a nature considered to be in the normal course of business are pending with regard to the Products. Management believes that these lawsuits, claims and proceedings will not have a material adverse effect on the reported net sales, and Product contribution.

     Concurrent with the sale of the Products, Roche entered into a two year supply agreement with the buyer. Such agreement provides that Roche will manufacture the Products on behalf of the buyer, who will purchase the Products at agreed-upon prices which approximate Roche's direct production costs and related production overheads of goods manufactured.

                             F. HOFFMANN-LA ROCHE LTD
                              HOFFMANN-LA ROCHE INC.
                               ROCHE PRODUCTS INC.
          UNAUDITED INTERIM STATEMENT OF NET SALES AND DIRECT EXPENSES
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                 (In thousands)


Net Sales                                                                $65,747

Cost of Goods Sold                                                        20,914
                                                                         -------

Gross Profit                                                              44,833

Direct Expenses                                                            2,630
                                                                         -------

Product Contribution                                                     $42,203
                                                                         =======


     The accompanying note is an integral part of this special-purpose financial statement.

F. HOFFMANN-LA ROCHE LTD, HOFFMANN-LA ROCHE INC., AND ROCHE PRODUCTS INC.

NOTES TO THE UNAUDITED INTERIM STATEMENT OF
NET SALES AND DIRECT EXPENSES
For the six months ended June 30, 1997
(in thousands)
-------------------------------------------------------------------------------

1.   BASIS OF PRESENTATION

     F. Hoffmann-La Roche Ltd, Hoffmann-La Roche Inc., and Roche Products Inc. (collectively Roche) sold certain assets (the Assets) and the rights to manufacture and market certain products (the Products) pursuant to Asset Purchase Agreements (the Agreements) effective, for certain products, July 1, 1997 and for the remaining products October 1, 1997.

     The Products are sold through wholesalers which in turn distribute to pharmacies, hospitals, physicians, retailers, and other healthcare institutions throughout the United States, Europe, Latin America, and Asia.

     The Assets, as more specifically described in the Agreements, include primarily trademarks, registrations, inventories, manufacturing technology and know-how exclusively used for and dedicated to the Products. The Assets, other than the associated inventories, had no net book values at the time of sale. The Products include:

             Librium                          Glutril
             Efudex                           Limbitrol
             Tensilon                         Mestinon
             Levo-Dromoran                    Prostigmin
             Alloferin                        Protamine
             Ancotil

     The accompanying special-purpose financial statement presents only the net sales, costs of goods sold, and other direct expenses (the Product contribution) of the Products. This statement includes all adjustments necessary for a fair statement of the net sales and product contribution for the period ended as noted. This financial statement has been prepared in accordance with Roche accounting policies. However, this financial statement does not purport to represent all the costs and expenses associated with a stand alone separate company, or the costs which may be incurred by an unaffiliated company to achieve similar results.

     Net sales include allowances for sales returns. Cost of goods sold includes the corresponding direct production costs and related production overhead of goods manufactured.

                              HOFFMANN-LA ROCHE INC.
                               ROCHE PRODUCTS INC.
          UNAUDITED INTERIM STATEMENT OF NET SALES AND DIRECT EXPENSES
                  FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1997
                                 (In thousands)



Net Sales                                                                $ 5,200

Cost of Goods Sold                                                           996
                                                                         -------

Gross Profit                                                               4,204

Direct Expenses                                                              208
                                                                         -------

Product Contribution                                                     $ 3,996
                                                                         =======


     The accompanying note is an integral part of this special-purpose financial statement.

HOFFMANN-LA ROCHE INC. AND ROCHE PRODUCTS INC.

NOTES TO THE UNAUDITED INTERIM STATEMENT OF
NET SALES AND DIRECT EXPENSES
For the three months ended September 30, 1997
(in thousands)
-------------------------------------------------------------------------------

1.   BASIS OF PRESENTATION

     Hoffmann-La Roche Inc. and Roche Products Inc. (collectively Roche) sold certain assets (the Assets) and the rights to manufacture and market certain products (the Products) pursuant to Asset Purchase Agreements (the Agreements), effective October 1, 1997.

     The Products are sold through wholesalers which in turn distribute to pharmacies, hospitals, physicians, retailers, and other healthcare institutions throughout the United States, Europe, Latin America, and Asia.

     The Assets, as more specifically described in the Agreements, include primarily trademarks, registrations, inventories, manufacturing technology and know-how exclusively used for and dedicated to the Products. The Assets, other than the associated inventories, had no net book values at the time of sale. The Products include:

            Librium
            Efudex
            Levo-Dromoran

     The accompanying special-purpose financial statement presents only the net sales, costs of goods sold, and other direct expenses (the Product contribution) of the Products. This statement includes all adjustments necessary for a fair statement of the net sales and product contribution for the period ended as noted. This financial statement has been prepared in accordance with Roche accounting policies. However, this financial statement does not purport to represent all the costs and expenses associated with a stand alone separate company, or the costs which may be incurred by an unaffiliated company to achieve similar results.

     Net sales include allowances for sales returns. Cost of goods sold includes the corresponding direct production costs and related production overhead of goods manufactured.

                           ICN PHARMACEUTICALS, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Combined Condensed Financial Statements of ICN Pharmaceuticals, Inc. and Subsidiaries (the "Company") as of September 30, 1997 and for the year ended December 31, 1996 and the nine months ended September 30, 1997 give effect to the 1997 acquisition of the rights to certain products (the "Acquired Products") and a manufacturing plant (not currently manufacturing the Acquired Products) from Roche, as if each of the acquisitions had taken place as of January 1, 1996. The Acquired Products had no historical book value as of January 1, 1996 or for any period thereafter.

Acquisition of Product Rights

In August 1997, the Company acquired the worldwide rights to seven products and the non-U.S. rights to two other products, all effective July 1, 1997 (the "Initial Product Rights"). Under the agreement with Roche, the Company received the product rights in exchange for $90 million payable in a combination of 1.6 million shares of the Company's common stock (valued at $40 million) and 2,000 shares of the Company's Series C convertible preferred stock (valued at $50 million). Each share of the Company's Series C convertible preferred stock was convertible into 1,000 shares of the Company's common stock at a conversion price equivalent to $25 per share.

In December 1997, the Company acquired the worldwide rights to two additional products, and the U.S. rights to two products covered by the Initial Product Rights (the "Additional Product Rights"), all effective as of October 1, 1997. The $89 million consideration for the Additional Product Rights was paid utilizing the price appreciation of the common stock (including those shares of common stock issued on conversion of the convertible preferred stock) issued in August 1997 for the Initial Product Rights.

The Unaudited Pro Forma Combined Condensed Statements of Income for the nine months ended September 30, 1997 include the historical results of operations for the Company, which reflect the net sales and expenses of products covered by the Initial Product Rights from the effective date of acquisition, July 1, 1997. The historical Acquired Products financial statements include the net sales and direct expenses of products covered by the Initial Product Rights for the period from January 1, 1997 through June 30, 1997 and the net sales and direct expenses of the products covered by the Additional Product Rights for the periods from January 1, 1997 through September 30, 1997. The Unaudited Pro Forma Combined Condensed Statements of Income for the year ended December 31, 1996 include the historical results of operations for the Company. The historical Acquired Products financial statements include the net sales and direct expenses of all of the Acquired Products for the period from January 1, 1996 through December 31, 1996. These amounts, when combined with the pro forma adjustments, give effect to the acquisitions as if these transactions had taken place as of January 1, 1996.

Acquisition of Plant Assets

Effective August 1, 1997 the Company purchased from Roche a GMP-standard manufacturing plant (the "Plant") in Humacao, Puerto Rico. The consideration for the purchase of the Plant was cash in the amount of $55 million, which was funded from working capital and a portion of the proceeds of the Company's August, 1997 offering of $275 million of 9.25% Senior Notes. The purchase of the Plant is under a sale/leaseback arrangement whereby Roche will lease the Plant from the Company under a two year lease with lease payments totaling $4 million annually. During the lease term, all of the manufacturing effort of the Plant remains with Roche. The Unaudited Pro Forma Combined Condensed Financial Statements give effect to the sale/leaseback arrangement as if it had taken place as of January 1, 1996 and, with respect to the Plant, the Unaudited Pro Forma Combined Condensed Statements of Income reflect only the impact of the sale/leaseback arrangement with Roche.

The Unaudited Pro Forma Combined Condensed Financial Statements are based on the historical operating results of the Company and the historical net sales and direct expenses of the Acquired Products, under the assumptions and adjustments set forth in the accompanying notes thereto. The Unaudited Pro Forma Combined Condensed Financial Statements may not be indicative of the results that actually would have occurred if the acquisitions had been consummated at the foregoing dates, or of the results which may result in the future.

                            ICN PHARMACEUTICALS, INC.

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                  (in thousands, except per share information)

                                             HISTORICAL      ACQUIRED       PRO FORMA        PRO FORMA
                                                ICN          PRODUCTS(1)   ADJUSTMENTS          ICN
                                             ----------   --------------   -----------       ---------
Net sales                                     $ 496,594      $ 70,947       $      --        $ 567,541
Cost of sales                                   228,070        21,910          (3,000) (2)     246,980
                                               --------       -------        --------         --------
  Gross profit                                  268,524        49,037           3,000          320,561

Selling, general and
  administrative expenses                       165,369         2,838          11,351 (3)      188,066
                                                                                2,020 (4)
                                                                                  150 (4)
                                                                                6,338 (5)
Lease revenue                                        --            --          (2,333)(4)       (2,333)
Research and development costs                   13,210            --              --           13,210
                                               --------       -------        --------         --------
  Income from operations                         89,945        46,199         (14,526)         121,618

Translation and exchange loss, net                7,204            --              --            7,204
Interest income                                  (9,855)           --              --           (9,855)
Interest expense                                 13,332            --              --           13,332
                                               --------       -------        --------         --------
  Income before minority interest
    and income taxes                             79,264        46,199         (14,526)         110,937
Provision(benefit) for income taxes             (12,311)           --          12,669 (6)          358
Minority interest                                13,438            --              --           13,438
                                               --------       -------        --------         --------
  Net income                                  $  78,137      $ 46,199       $ (27,195)       $  97,141
                                               ========       =======        ========         ========

Per share information:

Primary:
   Net income per share                         $  1.79                                        $  2.13 (7)
                                               ========                                       ========

   Shares used in per share computation          40,403                                         42,803
                                               ========                                       ========

Fully diluted:
   Net income per share                         $  1.66                                        $  1.97 (7)
                                               ========                                       ========

   Shares used in per share computation          46,864                                         49,264
                                               ========                                       ========



     See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

                                     ICN PHARMACEUTICALS, INC.

                  UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                             FOR THE YEAR ENDED DECEMBER 31, 1996
                         (in thousands, except per share information)


                                             HISTORICAL      ACQUIRED       PRO FORMA        PRO FORMA
                                                ICN          PRODUCTS(1)   ADJUSTMENTS          ICN
                                             ----------   --------------   -----------       ---------

Net sales                                     $ 614,080      $ 89,941       $      --        $ 704,021
Cost of sales                                   291,807        26,088          (4,000)(2)      313,895
                                               --------       -------        --------         --------
  Gross profit                                  322,273        63,853           4,000          390,126

Selling, general and
   administrative expenses                      192,441         3,598          14,390 (3)      224,269
                                                                                3,462 (4)
                                                                                  200 (4)
                                                                               10,178 (5)
Lease revenue                                        --            --          (4,000)(4)       (4,000)
Research and development costs                   15,719            --              --           15,719
                                               --------       -------        --------         --------
  Income from operations                        114,113        60,255         (20,230)         154,138

Translation and exchange loss, net                2,282            --              --            2,282
Interest income                                  (3,001)           --              --           (3,001)
Interest expense                                 15,780            --              --           15,780
                                               --------       -------        --------         --------
  Income before minority interest
     and income taxes                            99,052        60,255         (20,230)         139,077
Provision(benefit) for income taxes              (6,815)           --          16,010 (6)        9,195
Minority interest                                18,939            --              --           18,939
                                               --------       -------        --------         --------
  Net income                                  $  86,928      $ 60,255       $ (36,240)       $ 110,943
                                               ========       =======        ========         ========

Per share information:

Primary:
   Net income per share                         $  2.40                                        $  2.80 (7)
                                               ========                                       ========

   Shares used in per share computation          34,919                                         38,519
                                               ========                                       ========

Fully diluted:
   Net income per share                         $  2.27                                        $  2.63 (7)
                                               ========                                       ========

   Shares used in per share computation          40,138                                         43,738
                                               ========                                       ========



     See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements

                                      ICN PHARMACEUTICALS, INC.

                      UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEETS
                                     AS OF SEPTEMBER 30, 1997
                          (in thousands, except per share information)


                                              HISTORICAL        PRO FORMA        PRO FORMA
                                                 ICN           ADJUSTMENTS          ICN
                                              ----------       -----------      ----------
          ASSETS
Current assets:
Cash and cash equivalents                      $ 269,861       $                $  269,861
Restricted cash                                      552               --              552
Marketable securities                              4,327               --            4,327
Receivables, net                                 202,694               --          202,694
Notes Receivable                                 130,000               --          130,000
Inventories, net                                 123,471               --          123,471
Prepaid expenses and other current assets         21,238               --           21,238
                                              ----------       ----------       ----------
          Total current assets                   752,143               --          752,143

Property, plant and equipment, net               300,902               --          300,902
Deferred taxes, net                               60,188               --           60,188
Other assets                                      56,565               --           56,565
Goodwill and intangibles, net                    122,954           89,008  (8)     211,962
                                              ----------       ----------       ----------
          Total assets                        $1,292,752       $   89,008       $1,381,760
                                              ==========       ==========       ==========

                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Trade payables                                 $  52,552               --       $   52,552
Accrued liabilities                               55,136               --           55,136
Notes payable                                      9,745               --            9,745
Current portion of long-term debt                176,674               --          176,674
Income taxes payable                               3,926               --            3,926
                                              ----------       ----------       ----------
          Total current liabilities              298,033               --          298,033
Long-term debt less current portion:
  Convertible into common stock                    5,381               --            5,381
  Other long-term debt                           320,321               --          320,321
Deferred license and royalty income               12,885               --           12,885
Other liabilities                                 22,174               --           22,174
Minority interest                                119,742               --          119,742

Commitments and contingencies

Stockholders' equity:
Preferred stock, $ .01 par value; 10,000
 shares authorized; 4 shares of Series B
 issued and outstanding ($4,000
 liquidation preference)                               1               --                1
Common stock, $ .01 par value; 100,000
 shares authorized; 38,734 shares
 outstanding)                                        387               --              387
Additional capital                               514,745           89,008  (8)     603,753
Retained earnings                                 38,277               --           38,277
Foreign currency translation adjustments         (39,194)              --          (39,194)
                                              ----------       ----------       ----------
          Total stockholders' equity             514,216           89,008          603,224
                                              ----------       ----------       ----------
          Total liabilities and
             stockholders' equity             $1,292,752       $   89,008       $1,381,760
                                              ==========       ==========       ==========



     See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements

                           ICN PHARMACEUTICALS, INC.

                    NOTES TO UNAUDITED PRO FORMA COMBINED
                         CONDENSED FINANCIAL STATEMENTS
                               (in thousands)

The following is a summary of items and adjustments reflected in the Unaudited Pro Forma Combined Condensed Financial Statements:

     (1) Revenues and expenses related to the sale of products covered by the Initial Product Rights are included in the Company's historical financial statements since July 1, 1997 and accordingly the Acquired Products historical financial statements include the revenues and direct expenses associated with these products prior to that date. No revenues or expenses related to the sale of the products covered by the Additional Product Rights are included in the Company's historical financial statements. Accordingly, the Acquired Products historical financial statements also include the revenues and direct expenses associated with these products for all periods presented. Sales and cost of goods sold do not include the results of operations related to the historical manufacturing operations of the Plant as such operations remain with Roche subsequent to the acquisition, and through the term of the lease. The Acquired Products are not currently manufactured at the Plant.

     (2) In connection with the Asset Purchase Agreement, Roche granted to the Company credits against future purchases of products totaling $4,000 per year for a two-year period. Accordingly, the pro forma adjustments include a reduction of cost of sales of $3,000 and $4,000 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.

     (3) The historical selling, general and administrative expenses of the Acquired Products for each of the periods presented are based upon the Special-Purpose Financial Statements of F. Hoffman-La Roche Ltd., Hoffman-La Roche Inc., and Roche Products Inc. included elsewhere herein. Such historical amounts are the product of allocation methods used by management of Roche to approximate the actual amounts of such direct expenses that might have been incurred, were such information available on a product basis. Such amounts do not include any allocations of indirect or nonoperating expenses related to the Acquired Products, and the historical amounts of these costs are not indicative of the costs that might be incurred by the Company in the future. The pro forma adjustments related to selling, general and administrative expenses of $11,351 and $14,390 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively, are based upon estimates obtained from Roche as to the amount of indirect selling, general and administrative expenses that might have been incurred had such information been available on a product basis. However, there can be no assurance that the Company will achieve these levels of selling, general and administrative costs in the future.

     (4) During the Company's first two years of ownership of the Plant it will lease the Plant to Roche. In the third year, upon assuming operating control of the Plant, the Company will provide limited contract manufacturing services to Roche. After that period, the capacity of the Plant will be utilized by the Company for internal production requirements and third party manufacturing services. However, there can be no guarantee that the Company will be successful in providing third party manufacturing services. Under the terms of the lease, Roche shall pay the Company an annual rental fee totaling $4,000; the first year's rent is payable in the form of a credit against the purchase price for the Plant and thereafter rent is payable in cash.

                           ICN PHARMACEUTICALS, INC.
                    NOTES TO UNAUDITED PRO FORMA COMBINED
                         CONDENSED FINANCIAL STATEMENTS (continued)
                               (in thousands)

     The pro forma adjustments include rental income to be received under the lease of $2,333 and $4,000 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively, representing the pro forma rental income in excess of the amounts included in the Company's historical financial statements since the date of acquisition of the Plant. The Company will be responsible for paying property taxes on the Plant which total approximately $200 annually and the pro forma adjustments include property taxes expenses of $150 and $200 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively. Depreciation on the Plant will be approximately $3,462 annually, based upon the Company's basis in the Plant. The pro forma adjustments of $2,020 and $3,462 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively, represent the pro forma depreciation in excess of the amounts included in the Company's historical financial statements since the date of acquisition of the Plant, as if the purchase and leaseback was consummated on January 1, 1996. During the term of the lease, Roche will be responsible for all other operating costs.

     (5) The Company will record amortization of the intangible assets related to the product rights purchased from Roche, over an 18-year period, totaling approximately $10,178 per year. The amortization is based upon a preliminary valuation of approximately $183,200 for the Acquired Products. The pro forma adjustments reflect amortization expense of $6,338 and $10,178 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively, representing the pro forma amortization expense in excess of the amounts included in the Company's historical financial statements since the date of acquisition of the Initial Product Rights, as if the purchase of all of the Product Rights had been consummated on January 1, 1996.

     (6) Represents the tax effect of the acquisitions earnings and the pro forma adjustments to earnings before taxes based on the estimated federal, Puerto Rican and state statutory rates, which when combined are approximately 40%.

     (7) The consideration for the Acquired Products consisted of 2 shares of the Company's Series C Preferred Stock (convertible into 2,000 shares of the Company's Common Stock) and 1,600 shares of the Company's Common Stock. These shares have all been included in the determination of the Company's historical net income from July 1, 1997. The weighted-average number of shares outstanding used in the determination of the pro forma primary and fully diluted earnings per share have been adjusted to reflect an additional 3,600 and 2,400 shares for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively. All of the Series C Preferred Stock was converted into shares of the Company's common stock subsequent to September 30, 1997.

     (8) The acquisition of the Additional Product Rights was consummated subsequent to September 30, 1997. The $89,008 purchase price for the Additional Product Rights was paid utilizing the price appreciation of the common stock issued in August 1997 as consideration for the Initial Product Rights. The pro forma adjustments reflect the additional intangible assets and the additional capital which arise from the completion of this transaction.